Exhibit 6.3

 7/04

STANDARD FORM OF LOFT LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 1st day of September in the year 2018, between 53 Bridge LLC with offices at 240 Water Street, Brooklyn, NY 11201 party of the first part, hereinafter referred to as OWNER, and Monogram Orthopedics Inc. party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner Unit #507 in the building known as 53 Bridge Street, in the Borough of Brooklyn, City of New York, for the term of One (1) year (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of September in the year 2018, and to end on the 31st day of August in the year 2019, and both dates inclusive, at the annual rental rate of

See rider

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first Two (2) monthly installments) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:

Rent:

1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

2. Tenant shall use and occupy the demised premises for provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner: Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building or which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the demised premises by Owner, at Tenant's expense.

Repairs:

4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from Tenant's conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7.  This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts. Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction Fire, and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth, (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable, (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided, (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events. Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein. Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy, (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right-of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same.(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives. successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12.  Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes, ducts, and conduits in and through the demised premises, and to erect new pipes, ducts, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may limitation enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder.

 Rider to be added if necessary

Vault, Vault Space, Area:

14. No vaults, vault space or area, whether or nor enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility. Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor, or (2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17.  (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder, or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events. Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension or this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease. Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's tease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public pans of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is" on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent" defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is

End of Term:

22.  Upon the expiration or other termination of the tern of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its properly from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed. Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages herein before mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice mat Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease. Tenant's address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner's managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner's option, notices and bills to Tenant may be sent by hand delivery.

Water Charges:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent,                      on the first day of each month,                                             % ($                     ) of the total meter charges as Tenant's portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease. Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company. Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant    shall pay to Owner as additional rent the sum of $                                                     , on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

31. As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 am. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 am to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent, Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

 Rider to be added if necessary

Security:

32. Tenant has deposited with Owner the sum of   $4,200.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent. Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention. Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part. Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or, in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation- Shoring:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made. Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent

Estoppel Certificate:

38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Directory Board Listing:

39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner	53 Bridge LLC

[L.S.]

Witness for Tenant:	Monogram Orthopedics Inc

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF

On the _____________day of _______________in the year__________, before me, the undersigned, a Notary Public in and for said State, personally appeared _________ , personally known to me or proved to me on the basis of satisfactory evidence lo be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s)'on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND

MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 36.

1.       The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.       The water and wash closest and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substance shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3.       No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown substances from the demised premises, any dirt or other substance into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use. keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.       No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.       No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6.       Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so mat the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.       No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished. Tenant shall pay to Owner the cost thereof.

8.       Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9.       Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10.       Owner reserves the right to exclude from the building alt persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.       Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12.       Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13.       Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14.       Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of ail state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly .designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building. Rule 14. and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address	53 Bridge Street
Brooklyn, NY 11201
Premises	Unit #507

53 Bridge LLC

TO

Monogram Orthopedics Inc.

STANDARD FORM OF

Loft Lease
The Real Estate Board of New York, Inc. Copyright 2004. All rights Reserved Reproduction in whole or in part

Dated: September 1st in the year 2018

Rent Per Year See rider

Rent Per Month See rider

Term one (1) Year

From September 1st, 2018

To:    August 31st, 2019

Drawn by

Checked by

Entered by

Approved by

RIDER TO LEASE

Landlord: 53 Bridge LLC

Tenant: Monogram Orthopedics Inc.

Dated: 09/01/2018

Premises: 53 Bridge Street Unit #507 Brooklyn NY 11201

1  Tenant agrees to pay landlord, irrespective of additional payments to be made by tenant hereunder, a fixed rent (hereinafter called "fixed annual rent") at the following annual rates:

(a) The rent from 09/01/2018 to 08/31/2019 shall be $25,200.00 annually payable $2100.00 per month.

2. All rents shall be paid, together with additional rent, as in this agreement, provided in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance of the first day of each month during said term, at the office of the landlord or such other place as landlord may designate, without any set-off or deduction whatsoever.

3.  By entering into occupancy of the premises, tenant shall be conclusively deemed to agree that landlord has performed all of its obligations hereunder at the date of such occupancy and that the premises were in satisfactory condition as of the date of such occupancy.

4.  All payments required to be made by tenant to the landlord or to others for the benefit of landlord, In addition to the base rental, shall be deemed "additional rent".

5.  During the term hereof, if the rent and additional rent shall from time to time Increase, tenant shall promptly deposit such additional sums of money with landlord so as to at all times, maintain a rent security equivalent to two (2) full month of rent.

6.  The Tenant shall, at its sole cost and expense, pay for electricity, gas and charges relating to the demised premises and landlord shall have no responsibility with respect thereto. Tenant agrees to make independent arrangements with utilities. Tenant covenants to maintain a minimum air temperature of 40 degrees at all times so as to prevent the water pipes from freezing. Tenant shall be responsible for any and all damage caused to landlord, other tenants, or any other persons as a result of a breach by tenant of the covenant.

7.  Heat for the demised premises is provided by an individual heating unit connected to tenant's private meter or to a sub-meter, installed by landlord. Tenant shall be responsible for payment of gas as billed to tenant by Gas Company or by landlord.

8.  Tenant shall pay to landlord water charges (if tenant consumes water in excess of ordinary lavatory purposes, of which fact tenant constitutes landlord to be the sole judge, landlord has the right to install a sub water meter and charge tenant for use) and sewer rents.

9.  Tenant shall maintain, at its own cost and expense, comprehensive general liability insurance policies insuring both the landlord and tenant, to the limit of $1,000,000, in respect to injury or death to a single person and $2,000,000 in respect of any one accident plus $1,000,000, property damage. Such policies shall provide that landlord be given ten (10) days notice of any cancellation or modification. Tenant shall furnish landlord, ten (10) days prior to the commencement of the term of this lease and annually thereafter with certificates evidencing the maintenance of such insurance. If the tenant shall fail to deliver and pay the premium on such liability insurance policies, then the landlord shall have the right, at its option, to obtain and pay for the same and the amount or amounts so paid shall be considered as additional rent due from tenant on the next rent date or any other rent date, and the landlord shall have recourse to all remedies conferred upon the landlord in this lease in respect to collection of rent reserved in this lease to be paid by the tenant to the landlord.

10.  Tenant covenants and agrees to carry fire, water damage, windstorm, theft, explosion and other casualties (what is commonly referred to a "fire and extended coverage insurance" shall be satisfactory for such purpose) insurance, in sufficient coverage, to insure tenant against loss or damage to inventories, fixtures and equipment. Landlord is not responsible for such losses therefore tenant cannot seek to recover damages from landlord.

11.  In the event that the rate of fire insurance covering the aforesaid premises is increased by reason of the method and manner of the conduct and/or nature of the business of the tenant, or installation of equipment by the tenant, the tenant agrees to pay as additional rent, the amount of such increase in insurance premium on the full insurable value of the entire building. Such additional rent shall be paid as and when the payment of said insurance premiums shall become due and payable. Schedules of such increases shall be exhibited to tenant. However, if such policy shall be in force for a period beyond the term of this lease, then such increase shall be apportioned accordingly.

12.  From time to time at landlord's request, Tenant shall supply proof acceptable to landlord that tenant is conducting its business in compliance with the Worker's Compensation.

13.  Tenant assumes the liability for any damage to the demised premises, all fixtures, partitions, equipment and personally therein, and all appurtenances thereto, caused by fault of tenant, its employee or invitees. Except as otherwise provided herein, tenant expressly waives and releases landlord from all claims against landlord and agrees to hold landlord harmless for any loss resulting from damage or loss to tenant's goods, wares, merchandise, inventories, fixtures and/or equipment in, upon or about said premises regardless of the cause, and/or to the goods, wares, merchandise, inventories, fixtures and/or equipment of any invitee, subsidiary, or affiliate of tenant (including by consignment). Tenant shall purchase all risk replacement cost insurance coverage on the goods, wares, merchandise, improvements and betterment, inventories, fixtures and/or equipment owned, controlled, leased, licensed or otherwise held or possessed by tenant (including by consignment or by any invitee, subsidiary or affiliate of tenant. Such insurance shall be maintained by tenant at its own cost.

14.  All such insurance shall be carried so as to name as the parties insured there under the landlord and the tenant as their respective interests may appear. Any loss, however, shall be adjusted and paid as hereinafter provided, and shall whenever appropriate, and if requested by either party, also be in favor of the holder or holders of any mortgage or mortgages. In such case, such policies shall contain the usual mortgage clauses making the same payable to such mortgagee as interest may appear.

15.  The tenant shall comply with any and all rules, regulations, request, notices and demands (hereinafter collectively referred to as a "Notice") applicable to the leased property issued by the Fire Department, or by any other body hereinafter constituted exercising similar functions, and by insurance companies writing policies or mortgagees holding an outstanding mortgage covering the leased property which now or hereafter may become applicable to the leased property. A notice from landlord to tenant indicating that by Tenant doing, or omitting to do an act, a default by landlord under any lien or mortgage covering the premises may occur, shall be included within the scope of tenant's obligation to comply. The tenant shall pay all cost, expenses, claims, fines, penalties, and damages that may be imposed because of the failure of the tenant to comply with this paragraph and shall indemnify and hold harmless the landlord from all liability cost and expenses arising from each noncompliance. The landlord and the tenant shall each promptly give notice to the other of any notice or violation received by them. Without diminishing the obligation of the tenant, If the tenant shall at any time fail to comply as expeditiously as reasonably feasible with any such obligation concerning or affecting the leased property or the use and occupation thereof, and if a stay is necessary with respect to such compliance, shall have failed to obtain such stay, the landlord after 10 days prior written notice to the tenant may so comply, and the reasonable costs and expenses of the landlord in such compliance shall be paid by the tenant. Upon the tenant's failure so to pay, any such payments made by the landlord, together with their interest thereon to be computed at the rate of sixteen (16%) percent per annum from the date of payment, shall be considered as additional rent to be added to the installment of fixed rental next accruing, and shall entitle the landlord to enforce any of the terms herein contained that may be applicable to such rent.

16.  Tenant shall hold landlord harmless against any and all charges taxes or assessments attributable to the tenant's business which may be imposed or levied against the land and building of which the demised premises are a part.

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17.   Notwithstanding anything to the contrary set forth in this lease, tenant shall pay one hundred percent (100%) of that portion of any taxes directly or indirectly attributable to any improvements, repairs, or alterations of any kind or nature whatsoever and howsoever characterized made by or on behalf of tenant, irrespective of whether or not landlord shall have consented thereto.

18.   Beginning of lease term tenant agrees to pay tenants proportionate share of 100% any increase in the real property taxes due in connection with the premises which are above the "base year" taxes. The "base year" shall be the fiscal year of the lease. Tenant is occupying .72% of total building square footage.

19.   In the event landlord shall pay or is required to pay any sum or sums which are or will be at any time the obligation of tenant under this lease, or in the event landlord is required to expend any sums for legal or counsel fees or for disbursements in connection with the terms and provisions of this lease, then and in such event, landlord at its option shall have the right to add such sums,, with interest at the rate of sixteen (16%) percent per annum, to the monthly rental base at any time becoming due and landlord shall, in addition to any and all other rights and remedies at law and/or in equity in such cases made and provided, have the right to institute summary proceedings as against tenant, the same as if there had been a non-payment of base rental or a violation of any of the other terms and provisions of this lease upon the tenant's part to be kept observed and performed.

20.  Tenant agrees to indemnify, defend, repay and save landlord harmless from any and all claims, expense, liability or loss which landlord may suffer or incur as a result of tenant's violation of this lease, its use of the premises, violation of any municipal, state or federal law, rule or ordinance, any failure of tenant to act in accordance with this lease, and/or because of any act or omission (or alleged act or omission) on the part of the tenant. If landlord retains an attorney as a result of the foregoing, all of the charges of said attorney and all landlords' disbursements shall be paid to landlord by tenant, as additional rent, for the month in which said charges or disbursements are incurred.

21.  Tenant hereby agrees to pay, as additional rent all reasonable attorney's fees and disbursement (and all other court costs or expenses of legal proceedings) which landlord may incur or pay out by reason of, or in connection with;

a)  Any action or proceeding by landlord to terminate the lease in which the lease is terminated;

b)  A dispossess proceeding commenced for the non-payment of rent a eight hundred and fifty dollar ($850.00) legal fee will be assessed.

c)  Any other action or proceeding by landlord against tenant in which landlord is successful in whole or in part;

d)  Any default by tenant in the observance or performance of any obligation under the lease (including but not limited to matters involving: payment of rent and additional rent; computation of escalations; alterations or other tenant's work; and subletting of assignment) whether or not landlord commences any action or proceeding against tenant;

e)  Any action or proceeding brought by tenant against landlord (or any officer partner or employee of landlord) in which tenant fails to a final unappeasable judgment against landlord; and

f)  Any assignment, sublease or leasehold mortgage proposed or granted by tenant (whether or not permitted under this lease), and all negotiations with respect thereto.

Tenant's obligations under this section shall survive the expiration of the term of any other termination of this lease. This section is intended to supplement (and not to limit) other provisions of this lease.

22. Tenant represents that this lease was entered into as a result of direct negotiations between landlord and tenant, that tenant has not dealt with broker, finder or salesman in connection with this lease other than and that there are no other brokers, finders or salesmen entitled to a commission as a result of this lease. Tenant further agrees to indemnify, defend and save landlord harmless from any claims for brokerage or other commissions or a finder's fee resulting from a breach of this representation.

23. If a tenant, or its employee, agents or invitees, commits, or fails to perform, an act which results in the imposition of a fine or penalty by any governmental unit, body or authority upon landlord or upon landlord and others, then said tenant shall be required to pay any such fine or penalty and interest thereon which is so imposed upon landlord and/or others of which landlord actually pays.

24.  Tenant will maintain its normal business operations in the demised premises during the full term of the lease. Tenant shall at no time use the premises for residential purposes. This lease is granted and accepted on the especially understood and agreed condition that tenant will conduct its business in such a manner, both as regards noise and kindred nuisances, as will in no way interfere with, annoy, or disturb any other tenant, in the conduct of their businesses, or the landlord in the management of the premises. If this term is not met, landlord can terminate lease within five (5) days of written notice from landlord.

25. The landlord its agent or employee shall have the right, on reasonable prior notice, except in the case of an emergency where no notice shall be required to enter, the demised premises during regular business hours, for the purpose of repairing or replacing any and all electrical, plumbing, pipes, fixtures, installations and heating systems. Landlord must have keys to tenant's space at all times. Should the tenant change the lock without providing the landlord with appropriate key, the landlord has the right to replace lock at the tenants cost.

26.  The tenant shall not bring or keep upon the demised premises any inflammable, combustible or explosive chemical or substance, or cause or permit any unusual or objectionable odors to be produced upon, or emanate from the demised premise.

27.  Tenant shall not obstruct sidewalk or parking area not use any part of the same for the sale or display of merchandise or advertising media without the express written permission of the landlord.

28.  Tenant may not erect any signs without first receiving permission from the landlord.

29.  It is further agreed and understood that tenant's use of any elevators shall not unreasonably interfere with its use by others.

30.  The landlord is granted the right to re-locate the elevator, or to construct another elevator on the premises, and there shall be no diminution of rent in the event any space in the demised premises is utilized for said purpose.

31.  Tenant shall not remove any electric power lines, switches, boxes, panels or other allied electrical equipment, except those physically attached to tenant's machinery.

32.  The alterations hereof which are to become landlord's property unless landlord elects otherwise shall be deemed to include, without limitation air conditioning systems, units and ductwork and lighting fixtures.

33.  Tenant may not assign this lease or sublet the demised premises only with Landlord's permission, not to be unreasonably withheld with the understanding that Tenant is responsible for the full monthly rent payment. This clause also includes renting desk spaces without an official lease or license agreement to anyone other than the lessor, which is strictly prohibited.

34.  This lease is subject and subordinate to all mortgages which may now or thereafter affect such leases or real property of which the demised premises form apart, and to all renewals, modification, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, tenant shall execute promptly any certificate that the landlord may request, tenant hereby constitutes and appoints landlord the tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of tenant.

35.  In the event of a sale of the land and building or a lease of the building, landlord shall have the right to transfer tenant's security deposit to the vendee or lessee. Landlord shall thereupon be released by tenant from all liability for the return of such security.

36.  Tenant acknowledges that the mailbox key has been received by Tenant and that Landlord has no responsibility during the duration of this lease to replace the key.

36b. If the landlord or any successor-in-interest shall be an individual, trustee, joint venture, tenancy in common, firm or partnership, general or limited, there shall be no personal liability on such individual, trust or on the members of such joint venture, tenancy in common, firm or partnership, or on such joint venture, tenancy in common, firm or partnership, in respect to any of the covenants or conditions of this lease, tenant shall look solely to the equity of the landlord in this property for the satisfaction of the remedies of the tenant, in the event of a breach by landlord of any of the covenants or conditions of this lease.

37.  If this lease is executed by one party or by more than one party then the party/ parties executing as tenant shall be personally liable or jointly and severally liable for the payment of the rent and additional rent and for the performance of all the terms, covenants and conditions of this lease to be performed on tenant's part.

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38.  It is landlord's intention to make structural change, repairs and/or additions to the building, including the roof area. Tenant hereby consents to say alterations. Said construction shall be done at landlord's sole cost and expense and landlord will repair any physical damage to the demised premises that result there from. Landlord, however, shall not be liable for any consequential damages suffered by tenant as a result of such construction work other than actual physical damage to the demised premises.

39.  In the event any employee of the landlord renders assistance other than in performance of the landlords obligations, at the request of the tenant or any occupant, or at the request of any servant, employee, quest or licensee of the tenant, then that employee shall be deemed the agent of the person making such request and the landlord is hereby expressly released from any and all loss or liability in connection therewith.

40.  Landlord or landlord's agents shall not be liable for any injury or damage to persons or property resulting from falling plaster, steam, gas, electricity, water, rain or snow which may leak from any part of the building from the pipes, appliances or plumbing works of the same or from the street or sub-surface or from any other place or by dampness or from any other cause of whatever nature, unless caused by or due to the negligence of landlord and further provided that prompt written notice of any defect, fire or accident alleged to have cased such damage or injury shall have been given to the landlord a sufficient time before such occurrence to have reasonably enabled the landlord to correct such defect. Nothing herein contained shall enlarge upon landlord's obligation to make repairs as elsewhere in this lease limited. Landlord shall not be liable for any such damage caused by operations in construction of any private, public or quasi-public work; nor shall landlord be liable for any patent or latent defect in the building.

41.  Anything contained in article 9 hereof to the contrary not withstanding, in the event of partial damage to the demised premises by fire or other cause, landlord shall make only such repairs resulting from such damage as is paid to landlord by landlord's insurance carriers under landlord's insurance policies (the type, coverage and limits of such insurance to be solely within the discretion of the landlord) and landlord shall not be responsible for any repairs which may cost in excess of the sum paid to landlord by its said insurance carriers. In the event of such partial damage by fire or other cause, the rent until such repairs shall be made shall be apportioned only if:

(i)  Such, partial damage is not due to fault or neglect of tenant, tenant's servants, servants, employees, agents, visitors or licensees, and

(ii)  The premises are rendered untenantable at least in part as a result of such damage. If such apportionment is made of rental because of partial damage in accordance with the foregoing, such apportionment shall be measured by and according to the part of the demised premises which is unable by tenant and such apportionment shall be for the period from the date of the occurrence of the damage to the date that landlord substantially completes the repairs required to be made by landlord pursuant to the foregoing, If there is no apportionment, then tenant shall be responsible for the rent and additional rent as if said damage did not occur. Tenant shall not interfere with any of the work by landlord which landlord may be required to perform hereunder in the event of partial damage. Except as specifically modified herein, the terms and conditions and provisions set forth in Article 9 hereof shall remain in full force and effect.

42.  Landlord has the right to install walkways or hallways through tenant's space and tenant will get a reduction in rent proportionately to the square footage taken.

43.  Landlord reserves the right at landlord's expense to relocate tenant to another location with the same amount of footage and same quality of air and light.

42.  Landlord has the right to install walkways or hallways through tenant's space and tenant will get a reduction in rent proportionately to the square footage taken.

43.  Landlord reserves the right at landlord's expense to relocate tenant to another location with the same amount of footage and same quality of air and light.

44.  The landlord reserves, and is granted the right to run utility line, pipes, cables and wires, such as but not limited to electricity, gas, water, and drainage through the demised premises to be used elsewhere.

45.  The various rights, remedies, powers and elections of the landlord reserved, expressed or contained in this lease, are hereby declared to be cumulative. The exercise of the landlord's rights and remedies under any provision of this lease shall not preclude, limit or stop the landlord from right under any other provision of this lease or any law, statute or ordinance, nor shall the provision of this paragraph be in any way limited or affected by the order in which the rights and remedies are exercised or by the circumstances that the rights and remedies are exercised or sought to be exercised concurrently or at the same time.

46.  Rent shall be paid to landlord on the date due without notice and without abatement, deduction or set-off. In the event the landlord does not receive full rent within five (5) days from the date the same is due, tenant agrees to pay as additional rent a late payment service charge in an amount of $100.00 dollars, or 5% of the monthly rent, whichever is greater; so overdue to help defray the landlord's expenses. Such charge shall be due and payable together with the next monthly installment of rent, as additional rent.

47. Default: Lessor may terminate this lease on three (3) days' notice: (a) if rent or additional rent is not paid within thirty (30) days after written notice from Lessor, or (b) if the demised premises become and remain vacant or deserted or abandoned for a period of forty (40) days; or (c) if the Lessee shall default beyond any grace period under any other lease between Lessee and Lessor; or (d) if Lessee shall fail to move into or take possession of the demised premises within fifteen (15) days after commencement of the term of this lease.

At the expiration of thirty (30) day notice period, this lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the term of this lease, but Lessee shall remain liable as hereinafter provided.

Reletting: If Lessor shall re-enter the demised premises on the default of Lessee, by summary proceedings or otherwise; (a) Lessor may re-let the demised premises or any part thereof, as Lessee's agent, in the name of Lessor, or otherwise, for a term shorter or longer than the balance of the term of this lease, and may grant concessions or free rent or free additional rent, (b) Lessee shall pay Lessor any deficiency between the rent hereby reserved and the net amount of any rentals and additional rents collected by Lessor for the remaining term of this lease, through such re-letting. Such deficiency shall become due and payable monthly, or in a lump sum payment, at Lessor's sole discretion, as it is determined. Lessor shall have no obligation to re-let the demised premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Lessees liability hereunder. In computing the net amount of rents and additional rents collected through such re-letting, Lessor may deduct all expenses incurred in obtaining possession or re-letting the demised premises, including legal expenses attorney's fees, brokerage fees, the cost of restoring the demised premises to good order, and the cost of all alterations and decorations deemed necessary by Lessor to effect reletting. In no event shall Lessee be entitled to a credit or a repayment for rerental income which exceeds the sum payable by Lessee hereunder or which covers a period after the original term of this lease, (c) Lessee hereby expressly waives any right of redemption granted by any present or future law. "Reenter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. In the event of a breach or a threatened breach of any of the covenants or provisions hereof, Lessor shall have the right of injunction. Mention herein of any particular remedy shall not preclude Lessor from any other available remedy, (d) Lessor shall recover as liquidated damages, in addition to accused rent and other changes, if Lessor's re-entry is the result of Lessee's bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any action relating to bankruptcy, insolvency, or reorganization, (e) If Lessor re-entering the devised premises for any cause, or if Lessee's abandons or vacates the devised premises, any property left in the demised premises by Lessee shall be deemed to have been abandoned by Lessee, and Lessor shall have the right to retain or dispose of such property in any manner without any obligation to account thereof to Lessee, (f) if Lessee shall at any time default hereunder, and if Lessor shall Institute an action or summary proceedings against Lessee based upon such default, then Lessee will reimburse Lessor for the expense of reasonable attorneys' fees and disbursements thereby incurred btw Lessor.

48.  Tenant specifically understands and agrees that the date of surrender of the demised premises pursuant to the expiration date of this lease, is of unique importance to the landlord and that time is of the essence for tenant's obligation to so vacate. That in the event tenant fails to timely vacate upon the termination of this lease, it is understood and agreed that landlord shall be entitled to use and occupancy at a rate of 10% of the monthly rent per day for each and every day which tenant holds over after the expiration of this lease. This paragraph shall in no way be interpreted as to grant tenant any additional rights and is intended solely to supplement and in no way limit landlord's rights and remedies.

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49.  Landlord has the right to cancel this lease with a 60-day written notice only in the event of tenants default. No. receipt of monies by landlord from tenant, after any re-entry or after the cancellation or termination of this lease in any lawful manner shall reinstate the lease. Landlord will give tenant 10 days to pay, if no payment is received on the 70th day, this lease is canceled.

50.  In order for tenant to receive security deposit, space must be cleaned out. Tenant must also give (30) thirty days written notice of intent of vacating premises and provide landlord with a key or access to show space during normal working hours.

51.  Tenant shall not be entitled to any abatement of rent or rental value or diminution of rent in any dispossesses proceedings for the non-payment of rent by reason of any breach by the landlord of any covenant contained in this lease. In any dispossess proceedings for non-payment of rent, the tenant shall not have the right of set-off by way of damages, recoupment of counterclaim in damages which the tenant may have sustained by reason of the landlord's failure to perform any of the terms, covenants or conditions contained in this lease. Tenant shall be relegated to an independent action for damages, which independent action shall not be joined or consolidated with any action to dispossess of non-payment.

52.  Any and all litigation concerning any aspects of this lease shall be brought and tried.

53.  This lease may not be divided into substantial and insubstantial obligations. Any statute or rule of law to the contrary notwithstanding, each term, covenant, condition, rule and regulation shall be deemed substantial. Tenant shall not raise a defense of insubstantiality in any proceeding brought to enforce any right or remedy. Landlord may have as a result of the breach of any of the foregoing.

54.  The provisions of this rider control in any conflict with the printed portion.

55. If any term, covenant or condition of this lease or the application thereof, to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

56.  If in this lease it is provided that landlords consent or approval as to any manner will not be unreasonably withheld, and it is established by a court or body having final jurisdiction that landlord has been unreasonable, the only effect of such findings shall be that landlord be deemed to have given its consent or approval; but landlord shall not be liable to tenant in any respect for money damages by reason of withholding its consent.

57.  This lease contains the entire agreement between the parties, and any executor agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part, unless such executor agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

58.  Landlord only warranties rolling gate door for one year from signing of lease

59.  Tenant is responsible for maintenance of sidewalk, including snow removal

60.  Tenant is responsible to ensure that fire extinguishers are installed throughout the space and that they are maintained and inspected as per the law requires. Tenant is responsible that all employees maintain any necessary licenses to perform work on the property, such as, but no limited to Certificate of Fitness from the New York City Fire Department. Tenant will provide such licenses to the Landlord upon request

61.  Spaces in gross square footage less than 10,000 square feet will be supplied by landlord with single phase 220 volt 60 amp power. Spaces greater than 10,000 square feet will be supplied with 3 phase 100 amp power.

62.  Owner will hook up Air Conditioner in this unit. Tenant will be responsible to maintain the unit and change the filters constantly.

63.  Tenant is not allowed to access the roof at anytime.

9-1-2018
53 Bridge LLC		Date

	Benjamin Sexson	9/1/2018
Monogram Orthopedics Inc.	Print Name	Date

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